                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT AUDITORS'





The Board of Directors
Texas Biotechnology Corporation:



We hereby consent to the use of our report incorporated herein by reference dated February 21, 1997, related to the consolidated financial statements of Texas Biotechnology Corporation and subsidiary as of December 31, 1996 and 1997, for each of the years in the three-year period ended December 31, 1996, and for the period from August 2, 1989 (date of incorporation) to December 31, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.






                                        /s/ KPMG Peat Marwick LLP




Houston, Texas
May 22, 1997